Exhibit 10.1
Viking Systems, Inc.
Form 8-K
File No. 000-49636

                                    L E A S E

     THIS INSTRUMENT IS A LEASE, dated as of September 23, 2004 in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the "Building") known as 134 Flanders Lane, Westborough, Massachusetts. The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I

                             BASIC LEASE PROVISIONS

1.1 INTRODUCTION. The following terms and provisions set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed:

1.2  BASIC DATA.

     Landlord:                     Robert  F.   Tambone  as  Trustee  of  MAT
                                   Realty  Trust u/d/t dated June 4, 1986 and
                                   recorded   with   the   Worcester   County
                                   Registry of Deeds

     Landlord's Original Address:  c/o Atlantic Tambone
                                   6 Kimball Lane, Suite 300
                                   Lynnfield, MA   01940

     Tenant:                       Viking Systems, Inc.


     Tenant's Original Address:    134 Flanders Road
                                   Westborough, MA

     Guarantor:                    NA

     Basic Rent: For the first, second and third year of the Term, the sum of One-Hundred Sixty Thousand Three Hundred Eighty ($160,380.00) Dollars per annum or $9.00 per square foot of Premises Rentable Area; as the same may be adjusted and/or abated pursuant to Section 12.1. If the Term of this Lease includes any partial calendar month after the Commencement Date and before the beginning of Lease Year 1, Basic Rent shall be payable during such partial calendar month at the rate applicable during Lease Year 1.

     Monthly Rent Payment: For Lease Year 1, 2 and 3, $13,365.00 per month



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     Premises Rentable Area: Approximately 17,850 square feet located on the 1st floor of the Building.

     Permitted Uses: General office, exclusive however of an office use that would cause or result in the Premises being deemed "a place of public accommodation" as defined in the Americans with Disabilities Act of 1990, as amended (the "Disabilities Act").

     Tenant's Proportionate Share: 31.3%, as computed in accordance with the Percentage Share Computation.

     Initial Term: Three (3) years commencing on the Commencement Date and expiring at the close of the day immediately preceding the anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary date shall fall.

     Security Deposit: $26,730.00 - Two Months Rent

     Parking: Non-exclusive use of 60 spaces in the Building parking lot, to be used in common with other tenants, guests, employees, invitees and others entitled to the use thereof.

1.3  ADDITIONAL DEFINITIONS.

     Broker: Spaulding & Slye Colliers

     Building Rentable Area: 57,000 rentable square feet.

     Building: The principal building on the Land, containing the Building Rentable Area, commonly known as 134 Flanders Lane, Westborough, Massachusetts.

     Business Days: All days except Saturday, Sunday, New Year's Day, Martin Luther King Day, Washington's Birthday, Patriot's Day, Memorial Day,
Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

     Commencement Date: October 15, 2004

     Default of Tenant: As defined in Section 13.1.

     Escalation Charges: The Tenant's Proportionate Share of Expenses and Taxes payable under Sections 8.1 and 9.2 of this Lease.

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     Percentage Share  Computation:  Premises  Rentable Area divided by Building
Rentable Area.

     Exterior Common Facilities: (1) All landscaping, parking areas, loading docks, loading areas and other buildings and improvements on the Land other than the Building, and (2) whether located on the Land or on other land or property, all driveways and walkways necessary for access to the Premises, all retention ponds and other improvements and facilities providing drainage for the benefit of the Land and the Building, and all wires, cables, poles, mains, conduits, trenches, manholes and other fixtures, facilities and equipment necessary or convenient to provide electricity, telephone, cable, gas, water, sewer and other utility and telecommunications services to the Building.

     Force Majeure: Collectively and individually, strike or other labor trouble, fire or other casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of, or inability to obtain, fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

     Initial Public Liability Insurance: $1,000,000 per person; $3,000,000 per occurrence (combined single limit) for property damage, bodily injury or death.

     Land: The parcel or parcels of land described on Exhibit A-1 attached to this Lease.

     Lease Year: Lease Year 1 shall be the period of twelve full calendar months commencing on the Commencement Date or, if the Commencement Date is not the first day of a calendar month, on the first day of the first full calendar month occurring after the Commencement Date. Lease Years 2 through 3 shall be two consecutive periods of twelve full calendar months occurring after Lease Year 1.

     Manager: Atlantic Tambone

     Operating Expenses: As set forth in Section 9. 1.

     Operating Year: As defined in Section 9.1.

     Premises: A portion of the Building as shown on Exhibit A annexed hereto.

     Property: The Land, the Building and the Exterior Common Facilities, together with any easements, reservations and other recorded right relating to the installation, construction, inspection, repair, replacement, maintenance and operation of the Exterior Common Facilities.

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     Rent Commencement Date:  The Lease Commencement Date

     Tax Year: As defined in Section 8.1.

     Taxes: As determined in accordance with Section 8.1.

     Tenant's Removable Property: As defined in Section 5.2.

     Term of this Lease: The Initial Term and any extension thereof in accordance with the provisions hereof.

     Utility Expenses: As defined in Section 9.1.

     Exhibits: The following Exhibits are annexed to this Lease and incorporated herein by this reference:

     Exhibit A - Plan showing Premises
     Exhibit B - Janitorial Services
     Exhibit C - Operating Expenses
     Exhibit D - Rules and Regulations


                                   ARTICLE II

                         PREMISES AND APPURTENANT RIGHTS

2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2 APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common (1) the lobbies, hallways, stairways and, elevators and other common areas necessary for access to the Premises (the "Interior Common Areas"), (2) if the portion of the Premises on any floor of the Building includes less than the entire floor, lavatories for common use by tenants on such floor, (3) the loading dock in the tenant's premises, (4) the pipes, wires, cables, conduits, ducts and other fixtures, facilities and equipment necessary or convenient to provide electricity, telephone, cable, gas, water, sewer and other utility and telecommunications services to the Premises, and (5) the Exterior Common Areas (including the right to the Parking), but all such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord, at no expense to Tenant, to designate and change from time to time areas and facilities so to be used.

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     (b)  Excepted  and  excluded  from the  Premises  are the  ceiling,  floor, perimeter walls and exterior windows, except the inner surfaces thereof, but the entry doors (and related glass and finish work) to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) interior storm windows, subcontrol devices (by way of illustration, an electric sub panel, etc.), utility lines, pipes, equipment and the like, in, over and upon the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.

                                   ARTICLE III

                                   BASIC RENT

3.1 PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement (except as provided in Article 12.1), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice to Tenant, in lawful money of the United States. Until notice of some other designation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to the Landlord and addressed c/o Atlantic Tambone at 6 Kimball Lane, Suite 300, Lynnfield, MA 01940, and all remittances so received as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord. In the event that any installment of Basic Rent is not paid when due, Tenant shall pay, in addition to any Escalation Charges or other additional charges due under this Lease, at Landlord's request an administrative fee equal to 5% of the overdue payment.

     (b) The monthly installment of Basic Rent and any Escalation Charges for any partial calendar month with the Term of this Lease shall be pro-rated at a rate of 1/30 of such installment for each day of such calendar month within the Term of this Lease, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to such prorated part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

     (c) Landlord acknowledges receipt from Tenant of the Security Deposit to be held as security to be forfeited, without limitation of other remedies, for any default or Event of Default hereunder by Tenant occurring prior to the commencement of the term hereof. If no such default occurs, then such payment shall be held by Landlord in accordance with the provisions of Section 14.17 hereof.

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                                   ARTICLE IV

                           COMMENCEMENT AND CONDITION

4.1  COMMENCEMENT DATE.  The Commencement Date shall be October 15, 2004.

4.2 PREPARATION OF THE PREMISES. Landlord shall deliver, and Tenant hereby accepts, delivery of the Premises in its AS IS condition. It is understood that Tenant may seek to make alterations of the Premises at some later date in which event Landlord's approval shall be obtained in the manner provided in Section
5.2 hereof.

4.3 CONCLUSIVENESS OF LANDLORD'S PERFORMANCE. The Premises are being leased in their condition, "as is" without warranty or representation by Landlord. Tenant acknowledges that it has inspected the Premises and common areas of the Building and, except for Landlord's Work, has found the same to be satisfactory.


                                    ARTICLE V

                                 USE OF PREMISES

5.1 PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses as set forth in Article 1.2.

     (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

          (i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord under Section 14.7 of this Lease.

          (ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisements or the like visible to public view outside of the Premises. Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises, provided such signs conform to building standards adopted by Landlord and Tenant has submitted, and Landlord has approved, a sketch of the sign to be placed on such entry doors.

          (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause offensive odors or loud noise or constitute a nuisance or menace to any other tenant or tenants or other persons in the Building.

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          (iv)  Tenant  shall,  in its  use of the  Premises,  comply  with  the requirements of all applicable governmental laws, rules and regulations.

          (v) Tenant shall continuously throughout the Term of this Lease occupy the Premises for the Permitted Uses and for no other purposes.

          (vi) Tenant shall not permit smoking in the Building at any time during the Term.

5.2 INSTALLATION AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Premises without Landlord's prior written consent. Any such alterations, additions or improvements shall (i) be in accordance with complete plans and specifications prepared by Tenant and approved in advance by Landlord; (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws; (iii) be performed and completed in the manner required in Section 5.2(d) hereof; (iv) be made at Tenant's sole expense and at such times as Landlord may from time to time designate; and (v) become a part of the Premises and the property of Landlord.

     (b) All articles of personal property and all trade fixtures, machinery and equipment and furniture owned or installed by Tenant in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

     (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the Premises based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such actions by bonding, deposit or payment as will remove or satisfy the lien.

     (d) Landlord and Tenant shall cooperate reasonably to coordinate any alterations, additions, improvements, maintenance, repairs, replacements and other work being performed by Landlord or Tenant in the Building and in such manner as to maintain harmonious labor relations. Tenant shall not damage the Property or interfere with Building's construction or operation and, except for installation of furnishings, shall be performed by Landlord's general contractor or, at Tenant's election, by contractors or workmen first approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.
Installation and moving of furnishings, equipment and the like shall be performed only with labor compatible with that being employed by Landlord for work in or to the Building and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building. Except for work by Landlord's general contractor, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen's

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compensation  insurance in statutory  amounts  covering all the contractor's and subcontractor's employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than a combined single limit of Three Million and No/100ths ($3,000,000.00) Dollars (all such insurance to be written in companies approved by Landlord and naming Landlord, Landlord's Manager and Tenant as additional insureds), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and immediately to discharge any such liens which may so attach and, at the request of Landlord to deliver to Landlord security satisfactory to Landlord against liens arising out of the furnishing of such labor and material. Upon completion of any work done on the Premises by Tenant, its agents, employees, or independent contractors, Tenant shall promptly deliver to Landlord original lien releases and waivers executed by each contractor, subcontractor, supplier, materialmen, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived. Tenant shall pay within fourteen (14) days after being billed therefor by Landlord, as an additional charge hereunder, one hundred percent (100%) of any increase in real estate taxes on the Property not otherwise billed to Tenant which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by or on behalf of Tenant (including Tenant's
original   installation   and  Tenant's   subsequent   alterations,   additions,
substitutions and improvements) which are done in excess of the allowances set forth in Exhibit C, whether done prior to or after the commencement of the Term of this Lease.

                                   ARTICLE VI

                            ASSIGNMENT AND SUBLETTING

6.1 PROHIBITION. (a) Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting.

     (b) The provisions of paragraph (a) of this Section shall apply to a transfer (by one or more transfers) of all or substantially all of Tenant's assets or a majority of the stock or partnership interests, or other evidences of ownership of Tenant, as if such transfer were an assignment of this Lease; but such provisions shall not apply to transactions with an entity into or with

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which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant or to issuance, whether by private offering or by initial public offering of Tenant's stock to any party (any of the above, an "Affiliate Transfer"), provided that, with respect to such a merger or consolidation (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles ("GAAP") at least equal to the net worth of Tenant as of the date of this Lease and immediately prior to such merger, consolidation or transfer, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting. "Net Worth" means the excess of total assets over total liabilities, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

     (c) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No assignment or subletting, or occupancy shall affect Permitted Uses.

6.2 SUBLEASE AND ASSIGNMENT RIGHTS. Notwithstanding the prohibition set forth in
Section 6.1, Landlord shall not unreasonably withhold its consent to a subletting or assignment requested by Tenant, provided that: (i) in Landlord's reasonable judgment, the business of the proposed subtenant or assignee or the proposed use of the Premises will not adversely affect the reputation or image of the Building (subleases or assignments for governmental uses, for medical or dental offices or for health or fitness facilities being examples of businesses or uses which may adversely affect the Building's reputation or image as a first class office building); (ii) the total number of tenants (including Tenant) occupying any floor within the Premises at any one time shall not exceed four
(4), which number shall be prorated for partial floors; (iii) such sublease(s) shall not, in the aggregate, cover more than 50% of the Rentable Area of the Premises; (iv) the rent to be derived by such sublease or assignment is payable monthly at a fixed rate or at a rate which is determinable from the terms of the sublease or assignment and not based on the net or gross income or profits derived by such subtenant assignee from the Premises; (v) Tenant is not then in default of its obligations under the Lease and (vi) Landlord has been furnished with information sufficient to make a determination as to each of the foregoing requirements. If Landlord shall withhold such consent, it shall set forth in writing the reasons therefor.

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6.3  RECAPTURE  RIGHT.  In the event that Tenant  shall  desire to enter into an assignment or sublease to any party other than an Affiliate, then Tenant shall give Landlord notice thereof and Landlord may elect to recapture such space from Tenant by giving notice to Tenant of such election not later than five (5) days after receiving notice of such sublease or assignment from Tenant. In the event that Landlord shall not elect so to recapture such space for any reason, then Tenant may enter into such assignment or sublease within one hundred eighty
(180) days after Landlord has elected not to recapture such space on terms and conditions not materially more favorable to the assignee or subtenant than those set forth in the notice to Landlord. If Tenant shall not so enter into such assignment or sublease, or if, after Landlord has elected not to recapture such space, Tenant shall alter the terms and conditions thereof to make them materially more favorable as aforesaid, Tenant shall again notify Landlord and Landlord shall have an additional fifteen (15) days within which to elect to recapture such space. In the event that Landlord recaptures such space from Tenant, Landlord and Tenant shall execute an amendment terminating this Lease as to that portion of the Premises which is recaptured by Landlord, and such termination shall be effective upon the execution of such amendment and the vacating of such space in the condition required by Section 14.18 hereof by Tenant.

6.4 SUBLEASE OR ASSIGNMENT PROFITS. If the rent and other sums received by Tenant on account of a permitted sublease or assignment exceed the sum of (i) the Base Rent and Escalation Charges allocable to the Premises subject to the sublease or assignment (in the proportion of the rentable area of such space to the entire Premises Rentable Area), (ii) an amortization factor for reasonable legal fees and brokerage commissions incurred by Tenant in connection with such subleasing or assignment, (computed consistently with generally accepted accounting principles and amortized in equal monthly payments over the then remainder of the term of the sublease or assignment) and (iii) an amortization factor for the undepreciated value (computed consistently with generally accepted accounting principles, and amortized in equal monthly payments over the then remainder of the Term of this Lease) of any improvements installed in the portion of the Premises affected by such sublease at the sole cost and expense of Tenant, Tenant shall pay to Landlord, as additional rent, 75% Landlord, 25% Tenant of such excess, as received by Tenant.

                                   ARTICLE VII

            RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES;
                      SERVICES TO BE FURNISHED BY LANDLORD

7.1 LANDLORD REPAIRS.. (a) Landlord agrees to keep in good order, condition and repair: (i) the roof, columns foundation, exterior walls (including exterior glass) and other structural components of the Building; (ii) the Interior Common Areas; (iii) the heating, ventilation, air-conditioning, plumbing, electrical, mechanical and other systems and equipment serving the Premises or the Interior Common Areas exclusively or in common with other areas of the Building, excluding any systems installed specifically for use in Tenant's business operations (the "Building's Systems"); and (iv) the Exterior Common Areas; but Landlord shall in no event be responsible to Tenant for the condition of glass in the Premises or for the doors (or related glass and finish work) at the entry to the Premises. Landlord shall not be responsible to make any repairs to the

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Building other than as expressly in this section 7.1 provided,  unless expressly provided otherwise in this Lease.

     (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

     (c) Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option be furnished from time to time, in whole or in part, by employees of Landlord or by the Manager of the Property or by one or more third persons and Landlord further reserves the right to require Tenant to enter into agreements with such persons in form and content approved by Landlord for the furnishing of such services.

7.2 TENANT' S AGREEMENT. (a) Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Term, in such condition.
Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and shall, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law. Notwithstanding the foregoing or the provisions of Article XII, Tenant shall be responsible for the cost of repairs which may be necessary by reason of damage to the Building caused by any act or neglect of Tenant or its agents, employees, contractors or invitees (including any damage by fire or any other casualty arising therefrom). Without limitation of the foregoing, Tenant shall not do or perform, and shall not permit its agents, servants, employees, contractors or invitees to do or perform any act or thing in or upon the
Property which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Building or violate any statute, law, rule, bylaw or ordinance of any governmental entity having jurisdiction over the Property (the "Requirements") including, without limitation, the Americans with Disabilities Act of 1990, as amended (the "Disabilities Act"). Tenant shall, at Tenant's sole cost and expenses, take all action, including the making of any improvements or alterations necessary to comply with all Requirements as modified and supplemented from time to time which shall, with respect to the Premises or with respect to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with the Premises, Tenant's occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a "place of public accommodation" under the Disabilities Act), or any installations in the Premises, or required by reason of a breach of any of Tenant's covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof.

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

     (b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof) and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. Notwithstanding the foregoing, Landlord may elect to take action hereunder immediately and without notice to Tenant if Landlord reasonably believes an emergency to exist.

7.3 FLOOR LOAD - HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law (currently 100 pounds per square foot). Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

     (b) If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnity and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

      7.4   BUILDING SERVICES.  (a)   Landlord shall provide:

          (i) Elevator service from the existing elevator system in common with Landlord and other tenants in the Building;

          (ii) Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge.

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

          (iii) Cleaning and janitorial services to the Premises, provided the same are kept in order by Tenant, as described in Exhibit D hereto; and

          (iv) Access to the Premises on all days twenty-four hours per day, subject to reasonable security restrictions and restrictions based on emergency conditions and all other applicable provisions of this Lease including, without limitation, the provisions of Section 7.4(a) hereof.

     (c) Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, without thereby incurring any liability to
Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord desirable or necessary, or when prevented from supplying such services or use by Force Majeure, or by laws, orders or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Failure or omission on the part of Landlord to furnish any of the foregoing services or use shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

7.5 UTILITIES (a) The Tenant shall pay when due all charges for utility services provided to the Premises including, without limitation, electricity, gas, water, telephone, and the facilities to heat or air-condition the premises. If water consumed by the tenant is not metered separately from water consumed by the remainder of the building, tenant shall pay to landlord, upon being billed therefor by landlord, tenant's proportionate share of the aforesaid. The aforementioned share is based on the assumption that water in the premises will be used only for ordinary drinking and lavatory purposes. If water is consumed in the premises for other purposes or in excessive quantities, then tenant shall pay to landlord, on demand from time to time, charges for said additional water as reasonably estimated by landlord. Landlord reserves the right to install a water meter to measure water consumption in the premises if not installed at the commencement date. If any other utility is not separately metered for the premises, or serves common areas of the building or land parcel, tenant shall pay tenant's proportionate share in accordance herewith.

     (b) In order to insure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building's electrical system, Tenant shall not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electrical distribution system other than typewriters, word processors, photocopiers, printers, computers, scanners, faxes, phones and other similar customary office equipment. From time to time during the Term of this Lease, Landlord shall have the right to have an

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

electrical consultant selected by Landlord make a survey of Tenant's electric usage, the result of which shall be conclusive and binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in paragraph (a), in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the costs of such survey.

     (c) The landlord shall be responsible for the effecting maintenance and repair of all heating, ventilation, and air-conditioning equipment directly serving the tenant, and tenant shall pay to landlord within thirty (30) days of invoice therefor all costs connected with such maintenance and repair.

                                  ARTICLE VIII

                                REAL ESTATE TAXES

8.1 PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term "Tax Year" shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease; and the term "Taxes" shall mean all taxes and special assessments of every kind and nature assessed by any governmental authority on the Property which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Property assessed with respect to the Property for any Tax Year; provided that the amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assignment required to be paid during the year in respect of which such taxes are being determined.

     (b) Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the Taxes for the Property, multiplied by (ii) the Tenant's Proportionate Share ("Tenant Proportionate Share of Taxes"), such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

     (c) Estimated payments by Tenant on account of Tenant's Proportionate Share of Taxes shall be made monthly, at the time and in the fashion herein provided for the payment of Basic Rent, in equal installments sufficient in the aggregate to provide Landlord, by the time real estate tax payments are due, the total Tenant's Proportionate Share of Taxes due from Tenant on account of such payments. Promptly after receipt by Landlord, from time to time, of any bills for Taxes due with respect to any Tax Year, Landlord shall deliver to Tenant a copy of such bills and a reasonable estimate, based on such bill, of (i) the Tenant's Proportionate Share of Taxes payable by Tenant during the period covered by such bill and (i) the Tenant's payment on account of such estimated Taxes. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account of Taxes for such Tax Year

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

due from Tenant as of the time Tenant shall receive the most current bill and estimate from Landlord, Landlord shall credit the amount of such excess against subsequent payments from Tenant on account of Taxes (or refund such excess if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if such required payments on account of Taxes for such Tax Year exceed than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall make payment of such excess to Landlord within 30 days after being so advised by Landlord in writing. Landlord shall have the same rights and remedies for the non-payment by Tenant of any payments due on account of Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

8.2 ABATEMENT. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year which is not due to vacancies in the Building, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Tenant's Proportionate Share; provided, that in no event shall Tenant be entitled to receive more than the payments made by Tenant on account of Taxes for such Tax Year pursuant to paragraph (b) of Section 8.1.

8.3 ALTERNATE TAXES. (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or in part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord relating to the Property other than net income taxes or franchise taxes, Tenant agrees that Tenant shall pay a Tenant's Proportionate Share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

     (b) If a tax (other than Federal or state net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.

                                   ARTICLE IX

                               OPERATING EXPENSES

9.1 DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings:

          (i) Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

          (ii) Operating Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property (specifically including Utility Expenses and Taxes) all as set forth in Exhibit E annexed

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

     hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Operating Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Year.

          (iii) Utility Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to supplying electricity (other than electricity supplied to those portions of the Building leased to tenants), oil, steam, gas, water and sewer and other utilities supplied to the Property and not paid for directly by tenants, provided that, if during any portion of the Operating Year for which Utility Expenses are being computed, less than all Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the utilities being supplied hereunder, actual utility expenses incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the estimated Utility Expenses that would have been incurred if the Building were fully occupied for such Year and such utilities were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Utility Expenses for such Year.

9.2 TENANT'S PAYMENTS. (a) Tenant shall pay to Landlord, as an Escalation Charge, an amount ("Tenant's Proportionate Share of Expenses") equal to (i) such Operating Expenses multiplied by (ii) the Tenant's Proportionate Share, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease ends. Tenant shall also pay to landlord in twelve (12) equal monthly installments commencing on the commencement date and payable in advance on the first day of each calendar month during the term, a management fee equal to three percent (3%) of Base rent (as the same is adjusted as provided herein) owed by tenant to landlord under the terms of this lease. The management fee shall be prorated for any partial month included in the term.

     (b) Estimated payments by Tenant on account of Tenant's Proportionate Share of Expenses shall be made monthly, at the time and in the fashion herein provided for the payment of Basic Rent, in equal installments sufficient in the aggregate to provide Landlord, by the end of each Operating Year, a sum equal to the Tenant's Proportionate Share of Expenses for such Operating Year, as estimated by Landlord from time to time during each Operating Year. Within 90 days after the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses and Utility Expenses for such Year, together with a statement of the Tenant's Proportionate Share thereof for such Operating Year, and Landlord shall certify to the accuracy of such accounting and statement. If estimated payments theretofore made for such Operating Year by Tenant exceed the actual Tenant's Proportionate Share of Expenses for such Operating Year, according to such accounting, Landlord shall

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

credit the amount of excess against subsequent payments from Tenant with respect to Expenses (or refund such excess if the Term of this Lease has ended and Tenant has no further obligation to Landlord), but, if the required payments on account of such Operating Year exceed the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment of such excess to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

                                    ARTICLE X

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1 TENANT'S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to defend, indemnity and save harmless Landlord from and against all claims, loss, liability, costs and damages of whatever nature arising from any default by Tenant under this Lease and the following: (i) from any accident, injury, death or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises;
(ii) from any accident, injury, death or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents, employees, invitees or independent contractors; or (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease, until the end of the Term of this Lease, and thereafter so long as Tenant is in occupancy of the Premises. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels. The provisions of this Section 10.1 shall survive the expiration or any earlier termination of this Lease.

10.2 PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general commercial liability insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) insuring Tenant and naming Landlord, Manager (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) as additional insureds. Each such policy shall be noncancelable and non-amendable with respect to Landlord, Manager and Landlord's said designees without thirty (30) days' prior notice to Landlord and shall be in at least the amounts of the Initial Public Liability Insurance specified in
Section 1.3 or such greater amounts as Landlord shall from time to time reasonably request, and a duplicate original or certificate thereof shall be delivered to Landlord.

10.3 TENANT'S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant's Removable Property or for any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is permitted by this Lease or required by law to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis (including so-called improvements and betterments), and provide a waiver of subrogation as required in Section 14.20. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4 INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. The provisions of this Section 10.4 shall survive the expiration or any earlier termination of this Lease.

10.5 LANDLORD INSURANCE. The Landlord shall, throughout the term hereof, procure and carry hazard insurance on the Premises, and may also include insurance against the loss of rent and other charges payable by Tenant hereunder for a period of one (1) full year. Such insurance shall be carried in the name of and for the benefit of the Landlord and/or its lenders as principal insured; shall be for at least eighty percent (80%) of the full replacement value of the Building and other improvements on the Premises, as they may exist from time to time, and shall otherwise be in form satisfactory to the Landlord. The Tenant shall pay for any increase in the premiums for the insurance of the Building or the Property caused by Tenant's acts, omissions, use or occupancy of the Premises.

                                   ARTICLE XI

                          LANDLORD'S ACCESS TO PREMISES

11.1 LANDLORD'S RIGHTS. Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property.

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

                                   ARTICLE XII

                           FIRE, EMINENT DOMAIN, ETC.

12.1 ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises(excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

12.2 LANDLORD'S RIGHT OF TERMINATION. If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time the repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3 RESTORATION. If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within six months after the expiration of the 90-day period referred to in Section 12.2 (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional three months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration.

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12.4 AWARD.  Landlord  shall have and hereby  reserves and  excepts,  and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from, at its sole cost and expense, prosecuting a separate condemnation proceeding with respect to a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                  ARTICLE XIII

                                     DEFAULT

13.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

          (i) Tenant shall fail to pay the Basic Rent, Escalation Charges or other sums payable as additional charges hereunder when due; or

          (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed, or Tenant shall desert or abandon the Premises or the Premises shall become, or appear to have become vacant (regardless whether the keys shall have been surrendered or the rent and all other sums due shall have been paid), and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

          (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

          (iv) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

          (v) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present

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     or future  Federal,  State or other  statute,  law or regulation  and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

          (vi) If Tenant fails to restore the Security Deposit amount within five (5) days of demand by Landlord therefor, as further specified in
     Section 14.17 hereof;

          (vii) If a Default of Tenant of the kind set forth in  clauses  (i) or
     (ii) above shall occur and if either (a) Tenant shall cure such Default within the applicable grace period or (b) Landlord shall, in its sole discretion , permit Tenant to cure such Default after the applicable grace period has expired, and an event which would constitute a similar Default if not cured within the applicable grace period shall occur more than once within the next 365 days, whether or not such event is cured within the applicable grace period;

     then in any such case (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate, and (2) if such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, and thereupon this Lease shall come to an end as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

     (b) If this Lease shall be terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to reenter or to institute legal proceedings to that end.

     (c) In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

     (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord and amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes, Utility Expenses and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what would be the then unexpired Term of this Lease if the same had remained in effect, over the then fair net rental value of the Premises for the same period.

     (e) In the case of any Default by Tenant, re-entry, expiration and dispossession by summary proceeding or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and
(ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

     (f) If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv) or (a)(v) of this Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

     (g) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled to lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

     (h) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

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

13.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default of the performance of any of Landlord's obligations hereunder unless and until Landlord shall have unreasonably failed to perform such obligation within a period of time reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

14.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2 WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

     (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

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

14.4 LANDLORD'S LIABILITY. (a) Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

     (b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by Force Majeure, or due to any act or negligence of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant; nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly.

     (c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

     (d) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

14.5 NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.

14.6 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

     (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

     (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

14.7 RULES AND REGULATIONS. Tenant shall abide by rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be any conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control. The Rules and Regulations attached hereto as Exhibit G, constitute the current Rules and Regulations.

14.8 ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated or payable as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9 INVALIDITY OF PARTICULAR PROVISIONS If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

14.10 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

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

14.11 RECORDING. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called notice of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12 NOTICES. Whenever, by the terms of this Lease, notices, consents or approvals shall or may by given either to Landlord or to Tenant, such notices, consents or approvals shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid or sent by an overnight express courier service which provides evidence of delivery or attempted delivery:

     If intended for Landlord, addressed to Landlord at Landlord's Original Address Attention: Robert F. Tambone, (or to such other address as may from time to time hereafter by designated by Landlord by like notice).

     If intended for Tenant, addressed to Tenant at Tenant's Original Address until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice.)

     All such notices shall be effective on the day delivered, provided the same is delivered on or before 5:00 p.m. on such day or on the following Business Day if not delivered on or before 5:00 p.m.

14.13 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Lease.

14.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request, and Tenant hereby appoints such holder as Tenant's attorney-in-fact to execute such subordination or attornment agreement upon default of Tenant in complying with such holder's request.

14.16 STATUS REPORT AND FINANCIAL STATEMENTS. (a) Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgment that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

     (b) Within ten (10) days after Landlord's request, Tenant shall deliver to Landlord the then current financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant or certified as accurate by Tenant's chief financial officer, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

14.17 SECURITY DEPOSIT. Concurrently with the execution and delivery of this Lease, Tenant shall deposit the Security Deposit specified in Section 1.2 hereof and that Landlord shall hold the same throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from, or to cure, any Default of Tenant. If Landlord shall so apply any or all of such deposit, Tenant shall immediately deposit with Landlord the amount so applied to be held as security hereunder and any failure on the part of Tenant to so restore the Security Deposit within five (5) days of Landlord's demand therefore shall constitute a Default of Tenant under this Lease. There then existing no Default of Tenant, Landlord shall return the deposit, or so much thereof as shall theretofore not been applied in accordance with the terms of this Section 14.17, to Tenant within thirty days of the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance therewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

14.18 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or to do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time at the Bank of America, or its successor, (but in no event less than 18% per annum), as an additional charge. Any payment of Fixed Rent, Additional Rent or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the prime rate in effect from time to time at Bank of America (but in no event less than 18% per annum) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19 HOLDING OVER. Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to the then fair rental value of the Premises but in no event less than 150% of the sum of (i) Fixed Rent and (ii) Escalation Charges in effect on the expiration date. Tenant shall also pay to Landlord all damages, direct and/or indirect (including any loss of a tenant or rental income), sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable. The Landlord may, but shall not be required to, and only on written notice to Tenant after the expiration of the Term hereof, elect to treat such holding over as an extension of the Term of this Lease for a period of up to one (1) year, as designated by Landlord, such extension to be on the terms and conditions set forth in this
Section 14.19.

14.20 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision shall not make it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto.

14.21 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in as good order, condition and repair as Tenant is required to keep the Premises during the Term, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair and restoration. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises; and shall repair any damage to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.22 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than the Broker, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by the Broker).

14.23 HAZARDOUS MATERIALS. Tenant shall not (either with or without negligence) cause or permit the escape, disposal, release or threat of release of any biologically or chemically active or other Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Property or the Premises. Tenant shall not allow the generation, storage, use or disposal of such Hazardous
Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the generation, storage, use and disposal of such Hazardous Materials, nor allow to be brought into the Property any such Hazardous Materials except for use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such Hazardous Materials. Hazardous Materials shall include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. SS 1251 et seq. (33 U.S.C. SS 1321) or listed pursuant to SS 307 of the Federal Water Pollution Control Act (33 U.S.C. SS 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. SS 6901 et seq. (42 U.S.C. SS 6903),
(v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. SS 9601 et seq. (42 U.S.C. SS 9601), as amended, or (vi) defined as "oil" or a "hazardous waste", a "hazardous substance", a "hazardous material" or a "toxic material" under any other law, rule or regulation applicable to the Property, including, without limitation, Chapter 21E of the Massachusetts General Laws, as amended. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges but only if such requirement applies to the Premises or may be the result of the acts or omissions of Tenant. In addition, Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises. In all events, Tenant shall indemnify and save Landlord harmless from any release on threat of release on the presence or existence of Hazardous Materials on the Premises occurring while Tenant is in possession, or elsewhere on the Property if caused by Tenant or persons acting under Tenant. The within covenants and indemnity shall survive the expiration or earlier termination of the Term of this Lease. Landlord expressly reserves the right to enter the Premises to perform regular inspections.

14.24 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

                                   ARTICLE XV

                                OPTIONS TO EXTEND


15.1 TENANT'S OPTIONS. (a) Provided that, at the time of such exercise, this Lease is still in full force and effect without an Event of Default by Tenant and Tenant occupies at least seventy-five percent (75%) of the Rentable Area of the Premises for its own business purposes, Tenant shall have the right and options (the "Extension Options") to extend the Term of this Lease for One (1) extended term of Three (3) years (an "Extended Term"). The Extended Term shall commence on the day immediately succeeding the expiration date of the Initial Term, and shall end on the day immediately preceding the third anniversary of the first day of such Extended Term. Tenant shall exercise its Extension Option for the Extended Term by giving written notice to Landlord of its desire to do so not later than six (6) months prior to the expiration date of the Initial Term. The giving of such notice by Tenant shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord this Lease shall automatically terminate at the end of the Initial Term, and Tenant shall have no further option to extend the Term of this Lease. The Extended Term shall be on all the terms and conditions of this Lease, except (i) during any Extended Term, the extension provisions of this Section to the extent already exercised shall not be effective, (ii) that the Basic Rent in effect for the Extended Term shall be at the greater of (a) the then current Basic Rent during the last lease Year of the Initial Term and (b) the anticipated fair market rental rate for comparable buildings in the Westborough area for the Premises Rentable Area during the  Extended  Term (the  "Prevailing  Fair  Market  Base  Rental  Rate")
determined  as follows.  Within  twenty  (20) days of  Tenant's  exercise of its
Extension Option, Landlord agrees to provide Tenant with Landlord's determination ("Landlord's Determination") of the Fair Market Base Rental Rate. Any determination of the Fair Market Base Rental Rate, whether by Landlord or Tenant, shall include a statement of the elements of rent included in such determination (whether tenant improvement allowances, free rent, common area cost allowances, or otherwise) sufficient to permit a calculation of the effective rent for the Premises.

     (b) If Tenant does not agree with Landlord's Determination, provide Landlord with notice of its determination of the Fair Market Base Rental Rate ("Tenant's Determination") within twenty (20) days of Tenant's receipt of Landlord's Determination; if Tenant fails to provide Landlord on a timely basis with Tenant's notice to terminate as aforesaid or Tenant's Determination as set forth herein, Tenant will be deemed to have agreed to Landlord's Determination which then shall constitute the basis for determining the Base Rent for the Extended Term. Except as set forth in subparagraph (c) below, if Landlord's Determination and Tenant's Determination are different and Landlord and Tenant are unable to agree upon the Fair Market Base Rental Rate within thirty (30) days of Landlord's receipt of Tenant's Determination, the parties shall within fifteen (15) days after the end of such 30-day period, together appoint a mutually acceptable arbitrator or, if they are unable to agree upon such an arbitrator, shall apply to the American Arbitration Association for the designation of an arbitrator located in the Boston, Massachusetts metropolitan area to render a final determination of the Fair Market Base Rental Rate (the

"Arbitrator"). Unless otherwise agreed by the parties, the Arbitrator shall be a real estate appraiser or consultant who shall be a M.A.I. member and who shall have at least fifteen (15) years continuous experience in the business of appraising commercial office buildings in the greater Boston area. The
Arbitrator shall conduct such hearings and investigations as the Arbitrator shall deem appropriate and shall, within sixty (60) days after having been appointed, choose either the Landlord's Determination or Tenant's Determination, and that choice by the Arbitrator shall be final and binding upon Landlord and Tenant. The party whose Determination is not chosen shall pay all the fees and expenses of the Arbitrator. The Arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease.

     (c) In the event that the determination of the Fair Market Base Rental Rate set forth in the Landlord's Determination and Tenant's Determination shall differ by less than ten percent (10%) per rentable square foot per annum for each year during the Extended Term, then the Fair Market Base Rental Rate shall not be determined by arbitration, but, at Landlord's election, shall instead be set by taking the average of the parties' Determinations.

     (d) If for any reason the Fair Market Base Rental Rate shall not have been determined prior to the commencement of the Extended Term, then, until the Fair Market Base Rental Rate shall have been finally determined, the Basic Rent shall remain the same as payable during the last year of the term immediately preceding such Extended Term. Upon final determination of the Fair Market Base Rental Rate, an appropriate adjustment to the Basic Rent shall be made reflecting such final determination and Landlord or Tenant, as the case may be, shall promptly refund or pay to the other any overpayment or deficiency, as the case may be, in the payment of Basic Rent from the commencement date of the Extended Term to the date of such final determination.

     (e) Time is of the essence of this Section 15. 1.

                                   ARTICLE XVI

                               TENANT IMPROVEMENTS

     Landlord shall repaint the space and recarpet where there is existing carpet. Tenant shall be responsible for removing any furniture/cubicles in order for Landlord to install the carpet.

     In addition, Landlord shall remove the conference room and adjacent office located in the office portion of the space. (See Attached Exhibit A)

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

                                     TENANT:



                                    By:____________________________________

                                    Its:_________________________________

                                    Date:_____________________



                                    LANDLORD:




                                    By:____________________________________
                                        Robert   F.   Tambone,    Trustee   as
                                        aforesaid and not individually

                                    Date:______________________

                                    EXHIBIT A

                                PLAN OF PREMISES

                                    EXHIBIT B

                               JANITORIAL SERVICES

                                134 FLANDERS ROAD
                           WESTBOROUGH, MASSACHUSETTS

I. Cleaning

     A. Nightly Operations

          1. Tenant Areas

               a. Empty all waste  receptacles  and replace  liners (as needed).
                  Wash receptacles as necessary.
               b. Vacuum all rugs and carpeted areas.
               c. Sweep/dry mop floors.
               d. Damp mop floors.
               e. Dust furniture including  uncluttered desks,  credenzas,  file cabinets, partition tops to arm height.
               f. Spot-clean doors, door frames, window sills, switch plates And entrance glass.

          2. Lavatories

               a. Sweep and wash floors with disinfectant.
               b. Wash both sides of toilet seats with disinfectant.
               c. Wash all mirrors, basins, bowls, urinals.
               d. Spot-clean toilet partitions.
               e. Refill toilet tissue, towel and soap dispensers.

          3. Public Areas

               a. Wipe  down  entrance  doors  and  clean  glass  (interior  and exterior).
               b. Vacuum elevator carpets and wipe down doors and walls.
               c. Empty trash receptacles and replace liners.
               d. Empty and damp-wipe cigarette receptacles.
               e. Spot clean: Interior class, doors and door frames.
               f. Clean and disinfect water fountains.
               g. Vacuum carpeting.
               h. Sweep/dry mop floors
               i. Damp mop floors.

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

     B. General

          1. Window washing will be done twice per year.
          2. Abnormal waste removal (e.g.,  computer  installation  paper,  bulk
             packaging,  wood   or  cardboard   crates,  refuse  from  cafeteria
             operation, etc.) Shall be Tenant's responsibility.
          3. Carpets and tile floor cleaning shall be Tenant's responsibility.

III. Relamping of Light Fixtures

     Tenant will reimburse Landlord for relamping, ballasts and starters within the Premises on building standard lighting; all other lighting, shall be handled by Tenant exclusively.

IV.  Electricity

     Tenant shall pay for all electricity consumed in Tenant's space for plugs, power and lights, and gas for heating. (tenant shall arrange for utility services directly from utility provider).

     To the extent Tenant is not billed directly by the utility provider for electricity consumed in the premises, Tenant shall pay to Landlord, for all electricity consumed in the premises, the actual cost of such electricity as measured by a check meter serving the premises. In addition, Tenant shall be responsible for its Pro Rata Share of all common area electricity for the building.

                                    EXHIBIT C

                               OPERATING EXPENSES


Operating Expenses shall include:

1. All expenses reasonably incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night Building supervisors, the Property manager, janitors, carpenters, engineers, mechanics, electricians and plumbers but excluding any expenses for any executive employees.

2. The cost reasonably incurred by Landlord for services, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property.

3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that such costs shall be suitably prorated, over the generally accepted useful life of such tools.

4. A management fee equal to the amounts customarily charged by management firms in the Boston area for similar properties relating to the operation, repair, maintenance, cleaning and protection of the Property.

5. Reasonable expenses incurred by Landlord in any real estate tax abatement proceeding.

6. Premiums incurred by Landlord for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgagees in the Boston area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance and premiums for fidelity bonds covering persons having custody or control over funds or other property of Landlord relating to the Property.

7. If, during the Term of this Lease, Landlord shall make a capital expenditure which is necessary to meet the requirements of applicable laws, regulations or ordinances or which is designed to increase the operating efficiency of the Building (which for purposes hereof, shall mean that the aggregate cost savings related to such capital improvement can reasonably be expected to equal the amount of such capital expenditure (plus the interest factor hereinafter referred to) within the generally accepted useful life of such improvement), the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure. Capital Expenses shall not reduce Operative Costs unless amortized over use life. Annual charge-off shall be determined by dividing the original capital expenditure by the number of years of useful life of the improvement made with the capital expenditure, and adding thereto a reasonable interest factor (taking into account the rate then being charged by institutional lenders for loans to finance the item over its useful life) on the unamortized portion of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

8. Costs incurred by Landlord for electricity, fuel, water and sewer use charges, and all other utilities supplied to the Property and fees for any public services rendered to the Property, except for those actually paid or reimbursed to Landlord by tenants of the Property.

9. Betterment assessments provided the same are apportioned equally over the longest period permitted by law, and all sales and use taxes relating to any items includable in Operating Expenses.

10. Notwithstanding the foregoing, Operating Expenses shall not include the following: (a) the cost of repairs or replacements (i) resulting from casualty losses or eminent domain takings (other than the amount of any deductible) or (ii) correcting defects in design or construction of the Building; (b) costs incurred due to violation by Landlord of the terms and conditions of any lease, (c) depreciation or amortization of the Building or any part thereof; (d) replacement or contingency reserves; (e) ground lease rents or payment of any debt or equity obligations; (f) legal and other professional fees relating to negotiations with tenants, leasing, financing or other services not related to the normal operation, maintenance, cleaning, repair and protection of the Property; (g) brokerage fees and commissions; (h) the cost of special services rendered to Building tenants which are directly chargeable to such tenants; and (i) expenses for renovating tenant space to Exhibit OC or incurred for the sole benefit of a particular tenant. Operating Expenses shall be reduced by the amount of any proceeds, awards, payments, guarantees, credits or reimbursements which Landlord actually receives and which are applicable to Operating Expenses, less the cost reasonably incurred in recovering such amount.

     The preceding list is for definitional purposes only and shall not impose any obligation upon Landlord to incur such expenses or provide such service.

                                    EXHIBIT D

                              RULES AND REGULATIONS


1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building, if visible from outside of the Building or from a public area, without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering in public corridors shall be inscribed or affixed at the expense of Tenant by a person or vendor chosen by Landlord and in conformance with the Building standard signage program. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

2. Tenant shall use and keep in place the Building standard window covering. Tenant shall not place anything or allow anything to be placed against or near any doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants. However, nothing contained herein shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. One entry in the directory of the building shall be provided.

5. All cleaning services for the Premises shall be arranged exclusively through the Landlord. Tenant shall not cause any unnecessary labor or service by carelessness or indifference to the good order and cleanliness of the Premises, however occurring.

6. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation.

7. No equipment, materials, furniture, packages, supplies, or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Furniture, equipment or supplies shall be moved in and out of the Building only during such hours, and in such manner as reasonably designated by Landlord.

8. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed.

9. Landlord reserves the right to exclude from the Building during nonbusiness hours as defined by Landlord, any person unless that person has a key issued by Landlord at Tenant's written request. Tenant shall be responsible for all persons for whom it requests keys and shall be liable to landlord for all acts of such persons. Landlord shall not be liable for damages absent the willful misconduct or gross negligence of its agents, employees or contractors, for any error with regard to the admission to or exclusion from the Building of any person.

10. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for its failure to comply with this rule.

11. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

12. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

13. Except as approved by Landlord, Tenant shall not mark, drive nails, screw or drill into partitions, woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

14. Tenant shall not install, maintain or operate upon the Premises any vending machines (except those which dispense only packaged products) or video game machines.

15. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

16. No cooking shall be done or permitted by any Tenant in the Premises, except that use of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and for reheating food cooked off of the Premises shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

17. Tenant shall not use in the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind in to the Building.

18. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address, or in any way impair the Building's reputation.


19. Tenant shall pay on demand the cost of replacement of any glass doors broken in or on the perimeter of the Premises during the continuance of the Lease, unless the glass shall be broken by Landlord, its employees or agents.

20. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under instructions from Landlord.

21. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations.

22.  No animals, vehicles or bicycles shall be allowed in the Building.

23. The use of oil, gas or inflammable liquids for heating, lighting or cleaning or any other purpose is expressly prohibited. Explosive or other articles deemed hazardous shall not be brought into the Building.

24. Canvassing, soliciting and peddling in or about the Building is expressly prohibited.

25. Tenant shall not permit any portion of the Premises to be used as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau.

26. Vendors or caterers making deliveries to the Building of food, beverages or the like shall be subject to exclusion from the Premises by Landlord based on Landlord's reasonable determination that such vendors or caterers should be excluded from the Building.

27. No space shall be used for lodging, manufacturing, storage of or sale of merchandise, goods or property of any kind or any other business that involves patronage from the general public.

28. For the benefit of all tenants, Landlord shall have the right to reasonably limit elevator use during peak use hours.

29. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

                               CLERK'S CERTIFICATE

     I, _________________________, do hereby certify that I am the Clerk of ______________________ (the "Corporation), a ____________ corporation with its principal place of business at _____________________, and that I have been duly elected and am presently serving in that capacity in accordance with the Bylaws of the Corporation.

     I further certify that by unanimous written consent of the directors of the Corporation, votes in the form of Exhibit A attached hereto were duly adopted by all present at a meeting of said directors duly called and as to which notice was duly given as required by law and the By-laws of the Corporation. The votes as specified are presently in full force and effect and have not been revoked or rescinded as of the date hereof.

     I further certify that as of this date the following is the current duly elected and acting officer of the Corporation who is authorized pursuant to the attached votes.


            -----------------------------: ------------------------
            Name                                         Title


     IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Corporation this ____ day of _______, 200__.


                              -------------------------------------
                                                            , Clerk



[CORPORATE SEAL]

                                    EXHIBIT A


VOTED: That the Corporation be authorized on the signature of its President, ______________________, to enter into a leasing arrangement with Robert F. Tambone as Trustee of the MAT Realty Trust u/d/t dated June 4, 1986 (the "Landlord") in respect of the Building known as134 Flanders Road, Westborough, Massachusetts, as evidenced by a lease (the "Lease") for same.

VOTED: That the Lease in the form submitted by the Landlord be and is hereby approved, and that the named President is hereby authorized to execute, seal, and deliver such document on behalf of the Corporation with such changes therein as such officer so acting may deem necessary or desirable, the execution and delivery thereof to be conclusive evidence that the same have been separately authorized by the Directors of the Corporation.

VOTED: That the President of the Corporation is hereby authorized to execute and deliver such other documents, instruments, and certificates and to do such other acts as may be necessary or desirable to consummate the leasing arrangement approved above, the execution and delivery thereof or the doing of any such act to be the conclusive evidence that such has been separately approved by the Directors of the Corporation.

                                       44